UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2017

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, Michael Kosloske, the Chief of Product Innovation and a director of Health Insurance Innovations, Inc. (the “Company”), received a grant of 40,834 stock-settled stock appreciation rights (“SARS”) under the Company’s Long Term Incentive Plan (“LTIP”). Mr. Kosloske’s Employment Agreement, as amended, provides that, at the sole discretion of the Company’s Board of Directors, he will receive on each anniversary of his First Amendment to Employment Agreement, dated November 9, 2015, a grant of stock-settled SARs under the LTIP having an aggregate value (based on the Black-Sholes option pricing model) equal to 100% of his base salary. As specified in his Employment Agreement (as amended), such SARS will have an exercise price equal to the closing price of the Company’s Class A Common Stock on the date of grant, will expire on the seventh anniversary of the date of grant, and will vest in increments of 25% on the first anniversary of the grant date, 25% on the second anniversary, and 50% on the third anniversary. On November 16, 2017, the Company’s Compensation Committee, acting under delegation of the Board of Directors, approved the foregoing discretionary grant to Mr. Kosloske for 2017, resulting in the aforementioned grant of 40,834 SARs on November 16, 2017, at an exercise price equal to $23.80 per SAR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
Name:	Michael D. Hershberger
Title:	Chief Financial Officer, Treasurer, and Secretary

Date: November 20, 2017